Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-231416, 333-233283, and 333-237958) and Form S-8 (No. 333-227697 and 333-238239) of Beyond Air, Inc. (formerly AIT Therapeutics, Inc.) and Subsidiaries of our report dated June 10, 2021 relating to the consolidated financial statements of Beyond Air, Inc., which appear in this Form 10-K.

/s/ Friedman LLP

East Hanover, NJ
June 10, 2021